         THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

        THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made effective this 22 day of February, 2006 by and among LASALLE BUSINESS CREDIT, LLC, successor by merger to LaSalle Business Credit, Inc., as Agent (“Agent”) for LASALLE BANK MIDWEST NATIONAL ASSOCIATION (formerly known as Standard Federal Bank National Association) (“Lender”), MTS MEDICATION TECHNOLOGIES, INC. (formerly known as Medical Technology Systems, Inc.) (“MTS”) and MTS PACKAGING SYSTEMS, INC. (“Packaging”, and with MTS, each a “Borrower” and collectively, the “Borrowers”.

BACKGROUND

       A.        Agent, Lender and Borrowers previously entered into that certain Loan and Security Agreement dated June 26, 2002 (as amended by that certain First Amendment to Loan and Security Agreement dated July 8th, 2003, that certain Second Amendment to Loan and Security Agreement dated June 18, 2004 and as the same may be further amended, modified, supplemented or restated from time to time, the “Loan Agreement”).

       B.        MTS Medication Technologies Limited, a company formed under the laws of England and Wales, formerly known as MTS Packaging Systems International, Ltd., (“UK Company”) desires to acquire all the stock of BAF Printers Limited, a company formed under the laws of England and Wales (“UK Company Subsidiary”) (the “Acquisition”).

       C.        MTS desires to make a loan to UK Company in an amount not to exceed One Million Dollars ($1,000,000.00), the proceeds of which will be used to fund the Acquisition (the “Proposed Loan”).

       D.        Borrowers have requested that, inter alia, (1) the Agent and Lender consent to the Acquisition and Proposed Loan, (2) notwithstanding any contrary provision of the Loan Agreement or any document relating thereto, the UK Company Subsidiary not be required to grant a security interest in any of its assets, and (3) notwithstanding any contrary provision of the Loan Agreement, or any document related thereto, the UK Company Subsidiary be permitted to maintain its assets in any location outside the United States as the UK Company Subsidiary may desire.

       E.        Agent, Lender and Borrowers desire to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

       F.        Capitalized terms used herein and not otherwise defined shall have the meanings provided for such terms in the Loan Agreement.

        NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

       1.         Lender’s Consents and Agreements Regarding the UK Company Subsidiary.

(a)	Agent and Lender hereby consent and agree to the Proposed Loan, provided that the Proposed Loan does not exceed One Million Dollars ($1,000,000.00), and the Acquisition and, solely for the purpose of avoiding the occurrence of an Event of Default which could be caused by the Proposed Loan and/or the Acquisition, waives Borrowers’ and Guarantors’ compliance with those provisions of the Loan Agreement and each of the other Loan Documents which would prohibit the Proposed Loan or the Acquisition.

(b)	Agent and Lender hereby consent and agree to the following with respect to the UK Company Subsidiary (notwithstanding any contrary provision in the Loan Agreement or any documents related thereto): (i) UK Company may form the UK Company Subsidiary as a wholly-owned, direct or indirect Subsidiary of UK Company, (ii) the UK Company Subsidiary shall be a Guarantor under the Loan Agreement despite the value of the UK Company Subsidiary’s assets exceeding One Hundred Thousand Dollars ($100,000.00), (iii) the UK Company Subsidiary shall not be required to grant a security interest in any of its assets, and (iv) the UK Company Subsidiary shall be permitted to maintain its assets in any location outside the United States as the UK Company Subsidiary may desire. Agent’s and Lender’s consent herein is contingent upon the execution and delivery to Agent of the following documents:

(i)	Certified copies of the formation and governing documents of the UK Company Subsidiary; and

(ii)	Continuing Unconditional Guaranty executed by the UK Company Subsidiary, in form and substance acceptable to Lender (the “Guaranty”).

(c)	The consent and waiver contained in this Section 1 is given solely in connection with the Acquisition and the Proposed Loan. Nothing in this Amendment nor in any of the documents executed in connection herewith shall be deemed an obligation, agreement or commitment by Agent and/or Lender to consent to any other transactions which would be prohibited by the terms and conditions of the Loan Agreement or any of the other Loan Documents, including, without limitation, any future deviation from the requirements set forth in Sections 12(o) or 13(f) of the Loan Agreement.

       2.         Borrowing Base. Section 2(a)(ii) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(ii)	Up to the lesser of: (A) the sum of (without duplication) sixty percent (60%) of the lower of cost or market value on a FIFO basis of the Eligible Inventory of each Borrower; and (B) Four Million Dollars ($4,000,000); plus”

       3.         Capital Expenditure Loans. Section 2(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(d)	Capital Expenditure Loans. Subject to the terms and conditions of this Agreement and the Other Agreements, after the initial Loans are advanced hereunder, but in no event after the date which is six months prior to the last day of the Term, Agent shall make one (1) advance to the Borrowers of up to eighty percent (80%) of the purchase price (exclusive of sales taxes, delivery charges and other “soft” costs related to such purchase) of Equipment which (i) has been purchased by either Borrower on or after June 1, 2005 with the working capital of such Borrower or (ii) is to be purchased with the proceeds of such advance, which Equipment is acceptable to Agent in its reasonable discretion, and upon which Agent on behalf of Lender shall have a first priority perfected security interest; provided, that (i) the maximum amount advanced hereunder for such purchases shall not exceed One Million Dollars ($1,000,000.00), (ii) at least five (5) Business Days prior to any such advance hereunder, the Borrowers shall have furnished to Agent an invoice and acceptance letter for the Equipment being purchased and shall have executed such documents and taken such other actions as Agent shall required to assure that Agent has a first priority perfected security interest in such Equipment, and (iii) the Borrowers shall have executed and delivered to Agent a CapEx Note in the form of Exhibit D annexed hereto. The CapEx Line shall not be available for advance at any time during which a Default or Event of Default has occurred unless the Agent in its sole discretion waives such Default or Event of Default in writing.”

       4.         Repayment of the Capital Expenditure Loan. Section 2(e)(iv) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“(iv)	Repayment of Capital Expenditure Loans. The principal of the Capital Expenditure Loan shall be repaid in (A) consecutive monthly installments, payable on the first day of each month during the period beginning on and including the first day of the month next succeeding the month in which such Capital Expenditure Loan is made, each in an amount equal to (I) Fourteen Thousand Dollars ($14,000.00) for each payment made during the first twelve (12) months of such Capital Expenditure Loan, (II) Twenty-Eight Thousand Dollars ($28,000.00) for each payment made during the thirteenth (13th) through twenty-fourth (24th) months of such Capital Expenditure Loan, (III) Forty Thousand Dollars ($40,000.00) for each payment made during the twenty-fifth (25th) through thirty-sixth (36th) months of such Capital Expenditure Loan and (B) one final payment of the remaining principal balance thereof, together with all interest and fees accrued and unpaid thereon, on the last day of the Term. If any such payment due date is not a Business Day, then such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.”

       5.         Financial Covenants. Sections 14(b), (c) and (d) of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

“(b)	Debt Service Coverage Ratio. MTS and its Subsidiaries on a consolidated basis will maintain a Debt Service Coverage Ratio for each time period set forth below of not less than the ratio set forth below opposite each such time period:

Measuring Period	Debt Service
Coverage Ratio

Four fiscal quarters ending March 31, 2005	1.25:1.00
Fiscal quarter ending June 30, 2005 together with the three preceding fiscal quarters	1.25:1.00
Fiscal quarter ending September 30, 2005 and as of the end of each fiscal quarter thereafter, in each case together with the three preceding fiscal quarters	1.1:1.00

(c)	Capital Expenditure Limitations. MTS and its Subsidiaries on a consolidated basis shall not make Capital Expenditures in excess of (i) Three Million Dollars ($3,000,000.00) during the Fiscal Year ending March 31, 2006 and during any Fiscal Year thereafter.

(d)	[Intentionally Deleted].”

       6.         Change of Address. The reference to “12920 Automobile Boulevard, Clearwater, Florida 33762, Attention: Todd Siegel, President” set forth on Schedule “A” of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“c/o MTS Medication Technologies, Inc. 2003 Gandy Boulevard North Suite 800 St. Petersburg, FL 33702 Attention: President

       7.         Amendment to Charter Documents. Evidence that the formation documents of the UK Company have been amended, which amendment shall be in form and substance satisfactory to Agent, to include the following language:

“Notwithstanding any other provision of these articles, the directors of the Company shall not decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by LaSalle Business Credit, LLC (“LaSalle”) to whom such shares have been charged by way of security, or by any nominee of LaSalle or by any transferee or assignee of the LaSalle to whom such security has been assigned or transferred (as the case may be), pursuant to the power of sale under such security, and a certificate by any official of LaSalle or by any such nominee, transferee or assignee of LaSalle that the relevant shares were so charged and the transfer was so executed shall be conclusive evidence of such facts. For the avoidance of doubt, notwithstanding any other provision of these articles, such transfer of shares may further be made without restriction as to price or otherwise and will not be subject to any rights of pre-emption under article 6(a) or otherwise, nor to any rights of lien under article 5, all of which rights of pre-meption or lien are expressly disapplied, to the maximum extent permitted by law, to any and all shares comprised in any such transfer.”

                  Such evidence shall include, without limitation, a resolution of the shareholders of the UK Company approving such amendment.

       8.         Pledge Agreement. Contemporaneously with the execution of this Amendment, MTS shall execute and deliver to Agent a Second Amendment to Securities Pledge Agreement (the “Revised Pledge”) in form and content satisfactory to Agent.

       9.         Amendment/References. The Loan Agreement and the Other Agreements are hereby amended to be consistent with the terms of this Amendment. All references in the Loan Agreement and the Other Agreements to (a) the “Loan Agreement” shall mean the Loan Agreement as amended hereby; and (b) the “Other Agreements” shall include, without limitation, this Amendment, the Guaranty, the Revised Pledge and all other instruments or agreements executed pursuant to or in connection with the terms hereof.

       10.         Release. Borrowers and each Guarantor acknowledge and agree that it has no claims, suits or causes of action against Agent or Lender and hereby remises, releases and forever discharges Agent, Lender, their officers, directors, shareholders, employees, agents, successors and assigns from any claims, suits or causes of action whatsoever, in law or equity, which either Borrower or any Guarantor has or may have arising from any act, omission or otherwise, at any time up to and including the date of this Amendment.

       11.         Additional Documents; Further Assurances. Borrowers shall take such other actions and execute and deliver to Agent, or to cause to be executed and delivered to Agent, at the sole cost and expense of Borrowers, from time to time, all documents, agreements, statements, certificates and information as Agent shall reasonably request to evidence or effect the terms of the Loan Agreement, as amended, or any of the Other Agreements, as amended, or to enforce or protect Agent’s interest in all Collateral. All such documents, agreements, statements, certificates and information shall be in form and content acceptable to Agent.

       12.         Further Agreements and Representations. Each Borrower does hereby:

(a)	ratify, confirm and acknowledge that, as amended hereby, the Loan Agreement and all Other Agreements are valid, binding and in full force and effect;

(b)	covenant and agree to perform all obligations of such Borrower contained herein, in the Loan Agreement and in the Other Agreements, as amended hereby;

(c)	acknowledge and agree that as of the date hereof, such Borrower has no defense, set-off, counterclaim or challenge against the payment of any sums owing under the Loan Agreement or any of the Other Agreements or the enforcement of any of the terms or conditions thereof;

(d)	represent and warrant that no Default or Event of Default exists under the Loan Agreement;

(e)	acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof is intended to constitute a novation of the Loan Agreement or any of the Other Agreements, and does not constitute a release, termination or waiver of any of the liens, security interests, rights or remedies granted to Agent therein, which liens, security interests, rights and remedies are hereby ratified, confirmed, extended and continued as security for the Liabilities as amended; and

(f)	acknowledge and agree that such Borrower’s failure to comply with or perform any of its covenants, agreements or obligations contained in this Amendment shall constitute an Event of Default under the Loan Agreement and each of the Other Documents as amended.

       13.         Fees, Costs, Expenses and Expenditures. Each Borrower agrees to pay all of Agent’s expenses in connection with the review, preparation, negotiation, documentation and closing of this Amendment and the consummation of the transactions contemplated hereunder, including, without limitation, fees, disbursements, expenses and disbursements of counsel retained by Agent and all fees related to filings, recording of documents and searches, whether or not the transactions contemplated hereunder are consummated.

       14.         No Waiver. Nothing contained herein constitutes an agreement or obligation by Agent or Lender to grant any further amendments to the Loan Agreement or any of the other Loan Documents. Exception as expressly set forth in Section 1 hereof, nothing contained herein constitutes a waiver or release by Agent or Lender of any Event of Default or of any rights or remedies available to Agent or Lender under the Loan Documents or at law or in equity.

       15.         Inconsistencies. To the extent of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the Loan Agreement or the Other Agreements, the terms and conditions of this Amendment shall prevail. All terms and conditions of the Loan Agreement and the Other Agreements not inconsistent herewith shall remain in full force and effect and are hereby ratified and confirmed by Borrowers.

       16.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

       17.         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflict of law principles.

       18.         Severability. The provisions of this Amendment and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

       19.         Modifications. No modification of this Amendment or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

       20.         Headings. The headings of the articles, sections, paragraphs and clauses of this Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Amendment.

       21.         Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and all of which together shall constitute the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the day and year first above written.

MTS MEDICATION TECHNOLOGIES, INC. (formerly known as Medical Technology System, Inc.)

By:
Name/Title:

MTS PACKAGING SYSTEMS, INC.

By:
Name/Title:

LASALLE BUSINESS CREDIT, LLC,
successor by merger to LaSalle Business Credit, Inc., as Agent for LaSalle Bank Midwest National Association, formerly
known as Standard Federal Bank National Association

By:
Name/Title:

LASALLE BANK MIDWEST NATIONAL ASSOCIATION
(formerly known as Standard Federal Bank National Association)

By:
Name/Title:

RATIFICATION AND CONFIRMATION OF GUARANTY

        The undersigned, intending to be legally bound hereby, (1) acknowledge and agree to the foregoing Amendment, (2) agree to be bound by the foregoing Amendment and (3) agree that those certain Continuing Unconditional Guaranty Agreements from each of the undersigned to Agent dated June 26, 2002, July 8, 2003 and of even date herewith, as applicable, are in full force and effect.

MEDICATION MANAGEMENT TECHNOLOGIES, INC.

By:
Name/Title:

MEDICATION MANAGEMENT SYSTEMS, INC.

By:
Name/Title:

MEDICAL TECHNOLOGY LABORATORIES, INC.

By:
Name/Title:

MEDICAL MEDICATION TECHNOLOGIES LIMITED (formerly known as MTS Packaging Systems International Ltd.)

By:
Name/Title:

BAF PRINTERS LIMITED

By:
Name/Title: